SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 N Street, N.W., Washington, D.C.	20037
(Address of Principal Executive Offices)	(Zip Code)

(202) 969-6000

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2005, WorldSpace, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Selling Stockholder (as defined in the Underwriting Agreement) and UBS Securities LLC, as representative of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell an aggregate of 11,500,000 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and the Selling Stockholder agreed to sell an aggregate of 368,400 shares of Class A Common Stock, at an initial public offering price of $21.00. The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,780,260 shares of Class A Common Stock solely to cover over-allotments, if any.

The offering closed on August 9, 2005.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibit is filed as part of this report:

1.1	Underwriting Agreement, dated August 3, 2005, among the Company, Noah A. Samara, as selling stockholder, and UBS Securities LLC, as representative of the underwriters named in Schedule A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	WORLDSPACE, INC.
(Registrant)

	By:	/s/ Sridhar Ganesan
	Name:	Sridhar Ganesan
	Title:	Chief Financial Officer, Executive Vice President

EXHIBIT INDEX

Number	Exhibit
1.1	Underwriting Agreement, dated August 3, 2005, among the Company, Noah A. Samara, as selling stockholder, and UBS Securities LLC, as representative of the underwriters named in Schedule A thereto